                                                                   EXHIBIT 10.13

[*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED,
    WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           GLOBALTEL RESOURCES, INC.
                  EXCLUSIVE SERVICES AND MARKETING AGREEMENT



THIS GlobalTel Resources, Inc. Exclusive Services And Marketing Agreement (the "Agreement") is made as of April 15, 1997 (the "Effective Date"), by and among GlobalTel Resources, Inc., a Washington corporation ("GTR"), and International Business Network for World Commerce & Industry, Ltd., a company doing business in New York and Bermuda ("IBNet").

                                   RECITALS

WHEREAS, GTR plans to market and sell a package of telecommunications services as it exists from time to time to international chambers of commerce, chamber members and consortia of the same; and

WHEREAS, IBNet desires to market telecommunications services established by GTR to international chambers of commerce, chamber members and consortia of the same; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                   AGREEMENT

1.    Definitions. The following terms, whenever initially capitalized, shall
      -----------
have the following meanings for purposes of this Agreement:

      1.1 "Chambers of Commerce" shall mean all international and local chambers of commerce, and all consortia and groups of same.

      1.2 "Customer" shall mean an individual or legal entity that enters into an agreement with GTR for the Telecommunications Services offered hereunder.

      1.3 "Offering" shall mean the various offering(s) by GTR of any combination of Telecommunications Services.

      1.4 "Fee" shall mean the fee payable to IBNet from GTR for each Customer that enters into an agreement with GTR for Telecommunications Services, as further described in paragraph 4 and Exhibit A.

      1.5 "Telecommunications Services" shall mean the international services offered by GTR to Customers, including but not limited to the following or any combination of the following: voice services; facsimile services; virtual private networks;

Internet service; intranets service; local dial-up for global travelers; wireless communications (satellite, cellular, paging); cable; messaging services (voice, fax, electronic mail, voice mail), multimedia services (audio, video, video conferencing); domestic and international long-distance; and system integration services.

2.   Exclusive Marketing of Telecommunications Services.
     ---------------------------------------------------

      2.1 As of the Effective Date, and subject to the other terms and conditions set forth herein, IBNet hereby agrees to market and promote the Telecommunications Services to Chambers of Commerce. IBNet shall not market or promote the telecommunications services of any party other than GTR for the term of this Agreement.

      2.2 IBNet agrees to allow GTR to use the Chambers of Commerce trademarks as the exist today, or as they may be developed to represent the Chambers of Commerce and IBNet in the future, in the marketing of GTR's Offerings to the Chambers of Commerce as well as non-chamber members on an exclusive basis, subject to the provisions of Section 7 to this Agreement.

      2.3 IBNet agrees to do the following, at a minimum, to market and promote the Telecommunications Services to Chambers of Commerce: (a) list the Offerings in its database available to the Chambers of Commerce and their members; (b) promote the Offerings in IBNet's literature that it provides to the Chambers of Commerce; and (c) promote GTR and its Offerings at trade shows, in speaking engagements and to the press.

      2.4 IBNet shall market and promote the particular Offerings of GTR, which GTR shall communicate to IBNet from time to time in its sole discretion. IBNet shall not alter, change or modify the Offerings of GTR without GTR's prior approval.

3.    GTR's Responsibilities.
      -----------------------

      3.1 GTR shall develop its own telecommunications services and enter into agreements with third parties offering \telecommunications services which shall constitute the Offerings.

      3.2 GTR grants to IBNet during the term of this Agreement the exclusive right to market and promote the Offerings to Chambers of Commerce.

      3.3 GTR shall enter into agreements directly with its Customers for the Telecommunications Services. GTR or its agent shall be solely responsible for billing its Customers, product packaging, training and Customer service.

      3.4 GTR shall be entitled to offer and provide the Telecommunications Services to Chambers of Commerce on such terms and conditions (including without limitation as to the Offering, the specific services provided and pricing and billing procedures) as GTR may determine in its sole discretion.

      3.5 GTR will offer Telecommunications Services to the Chambers of Commerce exclusively in partnership with IBNet as authorized under this agreement. Any customer lead generated and actively being pursued by IBNet along with the Chambers of Commerce, IBNet will have the first right to pursue and receive compensation on said customer as outline in this agreement. Customer opportunities that are generated outside of IBNet and the Chambers of Commerce are not covered under this agreement, and IBNet and the Chambers of Commerce will not receive compensation from said customers.

4.    Fees and Payments.
      ------------------

      4.1 As long as IBNet complies with its obligations under this agreement, GTR shall pay IBNet Fees as set forth in Exhibit A, which shall be amended from time to time, for Chambers of Commerce that become Customers of GTR for Telecommunications Services.

      4.2 Payments of Fees shall be made in accordance with the schedule and in the manner set forth in Exhibit A.

5.    Joint Marketing.
      ----------------

      5.1 The parties will carry out mutually agreed joint marketing activities from time to time, including without limitation the following activities: advertising, press releases, conferences and special events.

      5.2 GTR and IBNet will supply from time to time copy for use in marketing collateral for the Offerings, for distribution pursuant to Section 2.2 and in other marketing and promotional activities. GTR and IBNet shall be entitled to review and approve in writing all marketing collateral that will be used in the marketing of the Offerings to the Chambers of Commerce prior to distribution. GTR and IBNet shall not unreasonably withhold or delay their approval of such marketing collateral.

6.    Equity Options and Internet Services.
      -------------------------------------

      6.1 In consideration for the exclusive marketing of GTR's
Telecommunications Services, GTR grants to IBNet an option to purchase from ten thousand (10,000) shares of GTR common stock at $1.10 (U.S.) per share. Additional options shall be granted to IBNet based on the schedule and conditions set forth in Exhibit B.

      6.2 GTR and IBNet shall negotiate in good faith the terms and pricing of a GTR-provided Internet for IBNet to link the Chambers of Commerce electronically (the "Internet Services"). GTR shall provide IBNet with information regarding the terms and pricing of extending such Intranet Services to IBNet's member companies.

7.    Trademarks.
      -----------

      7.1. IBNet acknowledges that "GlobalTel Resources, Inc." and the trademarks, service marks and logos of GTR and third parties associated with the Telecommunications Services (collectively, the "GTR Trademarks") are owned by GTR and/or its affiliated parties. GTR acknowledges that "IBNet," and the trademarks, service marks and logos of the Chambers of Commerce (the "Chambers of Commerce Trademarks") are owned by IBNet or the Chambers of Commerce, and that IBNet is authorized to allow third parties' uses of such trademarks as they exist today or may be created in the future. (Collectively or individually, the parties' trademarks are hereinafter referred to as "Trademarks.") Each party hereby authorizes the other to use such party's Trademarks on a nonexclusive basis during the term of this Agreement to promote the Offerings and to carry out its respective or joint marketing obligations in accordance with Sections
2, 5 and all other terms of this Agreement. Each party agrees not to challenge or contest the ownership of the Trademarks; validity of the Trademarks; or validity of the licenses granted under this Agreement. Each party agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks shall inure to the benefit of and be on behalf of owner of the Trademarks. Each party agrees it will not set up any adverse claim against the party owning the Trademarks based upon its use of the Trademarks. Each party shall employ best efforts to use the Trademarks in a manner that does not derogate from the owner's rights in the Trademarks and will take no action that will interfere with or diminish its rights in the Trademarks, either during the term of this Agreement or afterwards. Each party agrees not to adopt, use or register any corporate name, trade name, trademark, service mark or certification mark, or other designation similar to, or containing in whole or in part, the Trademarks not owned by it.

      7.2. Each party shall use the Trademarks in a form and manner consistent with proper trademark usage and any guidelines on such usage which the owner of the Trademarks may prescribe from time to time.

      7.3. All rights not expressly granted herein relating to the Trademarks are reserved by the party owning the Trademarks. Each party acknowledges that nothing in this Agreement shall give it any right, title or interest in the Trademarks not owned by it. No party may use the Trademarks in any manner whatsoever other than as expressly described in this Agreement. All rights a party has acquired or may acquire in the Trademarks, including all associated goodwill, shall be the property of the owner of the Trademarks solely and are hereby assigned to such owner. Except as otherwise expressly provided herein, neither party shall assign, transfer or sublicense its rights under this Section 7 in any manner without the prior written consent of the other party. Any attempted assignment or transfer in violation of the provisions hereof, by operation of law or otherwise, shall be void.

      7.4. Each party acknowledges that a breach by it of this Agreement may cause the other party irreparable damage which cannot be remedied in monetary damages in an action at law, and may also constitute infringement of the Trademarks. In event of any breach that could cause irreparable harm to the owner of the Trademarks, or cause some impairment or dilution of its reputation or Trademarks, such owner shall be entitled to an immediate injunction, in addition to any other legal or equitable remedies.

8.    Confidentiality.
      ---------------
      8.1. For purposes of this Agreement, "Confidential Information" shall mean nonpublic information that the disclosing party designates as being confidential or that, under the circumstances surrounding disclosure, ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased disclosing party products, the marketing or promotion of any disclosing party product, disclosing party's business policies or practices, information received from others that disclosing party is obligated to treat as confidential, and the terms and conditions of this Agreement. Confidential Information disclosed to the receiving party by any disclosing party subsidiary and/or agents is covered by this Agreement.

      8.2. Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without the receiving party's breach of any obligation owed the disclosing party; (ii) became known to the receiving party prior to the disclosing party's disclosure of such information to the receiving party; (iii) became known to the receiving party from a source other than the disclosing party other than by the breach of an obligation of confidentiality owed to the disclosing party; or (iv) is independently developed by the receiving party.

      8.3 The receiving party shall not disclose any Confidential Information to third parties for three (3) years following the date of its disclosure by the disclosing party to the receiving party, except on a need-to-know basis to the receiving party's employees and consultants (including without limitation third party legal and financial advisors). However, the receiving party may disclose Confidential Information in accordance with judicial or other governmental order, provided the receiving party shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

      8.4. The receiving party shall return all originals, copies, reproductions and summaries of Confidential Information and/or materials containing Confidential Information at the disclosing party's request, or at the disclosing party's option, certify destruction of the same.

9.    Term and Termination.
      --------------------
      9.1. This Agreement shall become effective as of the Effective Date and shall continue in effect for a period of ten (10) years. This Agreement shall be automatically renewed for additional one (1) year term(s) upon the expiration of the initial or any succeeding term unless either party notifies the other in writing not later than sixty (60) days before expiration of the then-current term that such party elects not to renew this Agreement, in which event it will expire at the end of such then-current term.

      9.2. Notwithstanding the provisions of Section 9.1, this Agreement may be terminated prior to its natural expiration under any of the following provisions:

           (a) Either party may terminate this Agreement if the other party materially fails to perform or comply with this Agreement or any provision hereof and does not remedy such failure within sixty (60) days of receiving notice thereof from the other party. If this Agreement is so terminated, the effective date of such termination will be the last day of the calendar month following the month in which such sixty (60)-day cure period expires.

           (b) In addition, in the event either party: becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof, then the other party may terminate this Agreement immediately, without prior written notice.

      9.3. Upon the expiration or termination of this Agreement for any reason, each party shall deliver and surrender up to the other party each and every Trademark of the other party, any Confidential Information of the other party, and the possession of any physical objects bearing or containing any of the same, and the delivering party shall not thereafter use any of the same, and delivering party hereby acknowledges and agrees that ownership of all such items, as and between the parties, is and shall at all times remain vested in the owner of the Trademark and/or Confidential Information.

10.   Representations and Covenants.
      ------------------------------

      10.1. IBNet represents, warrants and covenants to GTR that:

                  (a) IBNet shall market and promote the Telecommunications Services in a professional manner and in conformance with the terms of this Agreement.

                  (b) IBNet has the power and authority on behalf of the Chambers of Commerce and other consortium members to enter into this Agreement and to fully perform its obligations hereunder.

                  (c) IBNet will notify GTR promptly and in reasonable detail, in accordance with all procedures communicated from time to time to IBNet by GTR, of any complaints or other notices received by IBNet with respect to content or services within the Offerings and any potential liability of GTR therefor, and will provide reasonable cooperation to GTR in investigating any such complaints and notices.

                  (d) IBNet will not represent itself as the legal representative of GTR for any purpose whatsoever, and shall not create or assume for GTR any obligation of any kind.

                  (e) IBNet will not make any representations or warranties concerning the Offerings except as may be specifically authorized in writing by GTR.

         10.2. GTR represents and warrants to IBNet that:

                  (a) GTR shall conduct business with IBNet and the Chambers of Commerce in a professional manner and in conformance with the terms of this Agreement.

                  (b) GTR has the power and authority to enter into Agreement and to fully perform its obligations hereunder.

                  (c) GTR will notify IBNet promptly and in reasonable detail, in accordance with all procedures communicated from time to time to GTR by IBNet, of any complaints or other notices received by GTR with respect to the Offerings or business relationship with IBNet and the Chambers of Commerce, and will provide reasonable cooperation to IBNet in investigating any such complaints and notices.

                  (d) GTR will not represent itself as the legal representative of GTR for any purpose whatsoever, and shall not create or assume for IBNet any obligation of any kind.

THIS SECTION CONTAINS THE ONLY WARRANTIES MADE BY THE PARTIES. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MATTERS COVERED HEREIN.

11.   Indemnification. Limitation of Liability.
      -----------------------------------------

      11.1. Each party (the "indemnifying party") agrees to indemnify, defend, and hold harmless the other party, its officers, directors, employees, and agents, from any and all third party causes of action, claims, demands, damages, liabilities, costs, and expenses (including without limitation reasonable attorneys' fees and costs) (hereinafter referred to as "Claims") arising out of or in connection with any claim which, if true, would be a breach of the indemnifying party's warranties, representations, or obligations under this Agreement. If any action shall be brought against a party under this Agreement in respect to which indemnity may be sought hereunder, the party claiming such indemnity shall promptly notify the other party in writing, specifying the nature of the Claim and the total monetary amount sought or other such relief as is sought therein. The indemnified party shall cooperate with the indemnifying party in all reasonable respects in connection with the defense of any Claim. Except as otherwise provided herein, the indemnifying party may upon written notice to the indemnified party undertake to conduct all proceedings or negotiations in connection with a Claim, and assume the defense thereof, and, if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such Claim at its own expense. Each party shall have the right to employ separate counsel and participate in the defense of any Claim hereunder. The indemnifying party shall reimburse the indemnified party hereunder upon demand for any payment made by such indemnified party that is based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any Claim; provided, however, that the indemnifying party shall not be responsible for any settlement made by the indemnified party without the indemnifying party's written approval, which shall not be unreasonably withheld.

      11.2. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT.

12.      Miscellaneous.
         --------------

      12.1. Neither party shall represent itself as the agent or legal representative of the other for any purpose whatsoever, and neither party shall have the right to create or assume for the other any obligation of any kind. This Agreement shall not create or be deemed to create an agency, partnership, franchise, employment relationship or joint venture between the parties. Each party's employees who perform services related to this Agreement shall remain under the exclusive-direction and control of their respective employer and shall receive such salaries, compensation and benefits as their respective employer may from time to time determine. Each party shall have full and sole responsibility for its employees who perform any service related to this Agreement with regard to compliance with all applicable laws, rules and regulations governing such party relating to employment, labor, wages, benefits, taxes and other matters affecting its employees.

      12.2. Any notice required or permitted to be given under this Agreement shall be made in writing and shall be deemed to have been given or made if it is in writing and is: (i) delivered in person, (ii) sent by same day or overnight courier, (iii) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at its address set forth below or at such other address as such party may subsequently furnish to the other party by notice hereunder, or (iv) delivered by facsimile, the transmittal of which shall be confirmed by a telephone call to the other party and by dispatch of a confirming copy of the transmittal by registered or certified mail, postage prepaid. Notices will be deemed effective on the date of delivery in the case of personal delivery, or three (3) business days after mailing, or on the date of dispatch in the case of notification by facsimile (assuming confirmation of transmission). The parties' addresses for purposes of notice shall be as follows:

      GTR:      GlobalTel Resources, Inc.
                1520 Eastlake Avenue East, Ste. 210
                Seattle, Washington 98102
                Attn:    Mr. Ronald Erickson
                (206)    720-7250 (voice)
                (206)    720-7251 (fax)

      IBNet:    International Business Network
                115 Lantern Park Lane South
                Southbury, CT 06488-2331 USA
                Attn:    Mr. John A. Monteleone
                (203)    264-0359 (voice)
                (203)    264-7293 (fax)

      12.3. The failure of any party to enforce its rights, remedies or any condition of this Agreement, shall not be deemed a waiver thereof, nor shall it affect such party's right to subsequently enforce the same.

      12.4. This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws in the State of Washington as they apply to contracts entered into and performed entirely within such State. Each of the parties hereby irrevocably consents to jurisdiction and venue in the state and federal courts sitting in King County, Washington. In any action or suit to enforce any right or remedy under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

      12.5. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were replaced with a valid and enforceable provision as similar as possible to the one replaced.

      12.6. Either party may voluntarily or by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of its interest in this Agreement, in the event of a reorganization, consolidation or merger involving another entity which results in a change of control of the assigning party, with the prior written consent of the other party, which consent shall not be unreasonably withheld. For purposes of this Agreement, a "change in control" shall mean the acquisition of more than fifty percent (50%) of any class of either party's voting stock by another entity, or the sale of more than fifty percent (50%) of such party's assets. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

      12.7. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

      12.8. This Agreement, including all exhibits and agreements referenced and made effective herein, represents the entire understanding of the parties with respect to the subject matter hereof. Except as provided for elsewhere in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by both parties. No modification shall be effected by the acknowledgment or acceptance of a purchase order, by invoice or otherwise, containing terms or conditions at variance with or in addition to those set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GTR                                         IBNet


By       /s/ Ronald P. Erickson             By       /s/ John A. Moteleone
         ----------------------                      ----------------------
Name              Ronald P. Erickson        Name              John A. Moteleone
         ---------------------------                 --------------------------
Title             Chairmain & CEO           Title             Exec. VP & COO
         ---------------------------                 --------------------------

                                   Exhibit A
                                   ---------
                              Fees and Payments
                              -----------------

GTR agrees to pay IBNet fees for the referral of business to GTR by IBNet with a customer agreement that has been initiated by IBNet or the Chambers of Commerce. The fees will be paid for the term of the agreement. Fees may vary by product and will be paid on gross margin dollars which shall be calculated by taking the gross revenue and subtracting the cost of goods sold (the network cost excluding G & A).

Fees apply beginning with the contract signing by a customer.


                                   Fee                        Fee                   Fee
Product                            Year 1                     Year 2                Year 3 + option
-------                            -------------------------- --------------------- ---------------------
International Voice                [*] of Gross Margin        [*] of GM             [*] of GM

International Fax                  [*] of Gross Margin        [*] of GM             [*] of GM

Calling Card Services              To Be Determined (TBD)

Intranet Services                  TBD

Internet Access                    TBD

Domestic Voice                     TBD

Virtual Private Networks           TBD

Wireless Communications            TBD

Messaging Services                 TBD

Multimedia Services                TBD

System Integrations                Services TBD

Cable Services                     TBD

Other Telecommunications Services  TBD

[*] CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit B
                                   ---------
                                    Options
                                    -------

GTR will grant options to IBNet based on reaching certain milestones based on performance as measured by monthly revenue of the services sold to Chambers of Commerce. The options will be granted at the then current price at the time of grant. The option schedule is as follows:

Existing options based on section 6 of the contract:      10,000 options

Monthly Revenue Milestones                                Options Granted
--------------------------                                ---------------

$1,000,000 per month                                      25,000 options

$2,000,000 per month                                      25,000 options

$3,000,000 per month                                      25,000 options

$4,000,000 per month                                      25,000 options

$5,000,000 per month                                      25,000 options

$7,500,000 per month                                      25,000 options

$10,000,000 per month                                     25,000 options


Any option for revenue per month in excess of $10,000,000 per month will be negotiated at that time.

                                      B-1